PRICING SUPPLEMENT NO. 41                                    Rule 424 (b)(3)
DATED: Ocotber 1, 1997                                    File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)



                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE



Principal Amount: $50,000,000    Floating Rate Notes [_] Book Entry Notes [x]

Original Issue Date: 10/06/97    Fixed Rate Notes [x]    Certificated Notes [_]

Maturity Date: 10/06/1999

Option to Extend Maturity:              No  [x]

                                        Yes [_]   Final Maturity Date:

                                             Optional            Optional
                       Redemption            Repayment           Repayment
Redeemable On          Price(s)              Date(s)             Price(s)
-------------          ----------            ---------           ---------

N/A                    N/A                   N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.083%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:

[_]         Commercial Paper Rate               Minimum Interest Rate:

[_]         Federal Funds Rate                  Interest Reset Date(s):

[_]         Treasury Rate                       Interest Reset Period:

[_]         LIBOR Reuters                       Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                          Interest Payment Period:

Index Maturity:

Spread (plus or minus):
----------------------------------

*     Each April 6 and October 6, commencing April 6, 1998


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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